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                                   EXHIBIT 5.2


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                 [Ballard Spahr Andrews & Ingersoll Letterhead]


                                November 28, 1995


Host Funding, Inc.
Suite 250
7825 Fay Avenue
La Jolla, California 92037

          Re:  Host Funding, Inc.
               Registration Statement on Form S-4
               Registration No. 33-60011
               ----------------------------------

Ladies and Gentlemen:

          We have acted as Maryland counsel to Host Funding, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 277,487 shares (the "Shares") of Class A Common Stock, $.01 par value per share (the "Shares"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used herein shall have the meanings ascribed to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

               1. The Registration Statement and the related form of final prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the 1933 Act (the "Prospectus");

               2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

               3. The Bylaws of the Company, certified as of a recent date by its Secretary;

               4. Resolutions adopted by the Board of Directors and stockholders of the Company relating to the sale, issuance and registration of the Shares, certified as of a recent date by the Secretary of the Company;

               5. A certificate as of a recent date of the SDAT as to the good standing of the Company;

               6. A certificate executed by Michael P. Fedynyshyn, Secretary of the Company, dated November 28, 1995; and

               7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

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Host Funding, Inc.
November 28, 1995
Page 2

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each individual executing any of the Documents is legally competent to do so.

          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete.

          5. None of the Shares have been or will be issued or transferred in violation of any restriction or limitation contained in the Charter.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. All necessary corporate actions have been taken to authorize the issuance of the Shares in accordance with and for the consideration set forth in the Prospectus.

          The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for your submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                         Very truly yours,



                                         /s/ Ballard Spahr Andrews & Ingersoll
                                         Ballard Spahr Andrews & Ingersoll